Exhibit 99.1

AMERICAN REALTY CAPITAL NEW YORK CITY REIT 2 nd Quarter 2018 Investor Presentation

2 Q2 2018 Highlights ▪ Entered into one new lease with Adelman Katz & Mond at 9 Times Square totaling 6,951 square feet − The new lease was signed in Q2 2018, and commenced on August 1, 2018. If the lease had commenced in Q2 2018, it would have increased occupancy at 9 Times Square as of June 30, 2018 from 74.4% to 78.5% ▪ Executed a lease extension through 2020 at 1140 Avenue of the Americas with Knighthead Capital Management for 12,750 square feet, which commenced during Q2 2018 ▪ Closed a $50 million loan with a 10 - year maturity and a fixed interest rate of 4.5% − The net proceeds will be used to pursue acquisitions and for other general corporate purposes − The mortgage loan encumbers the Laurel Condominium and the ICON Garage New York City REIT continued its strong leasing momentum in Q2 2018 elevating its portfolio occupancy to 90%, while also closing a new $50 million loan

3 Key Initiatives (1) Based on total mortgage notes payable, gross less cash and cash equivalents divided by total real estate investments at cost as of 6/30/2018. ▪ NYCR’s management team is continuing to focus on its investment objectives to: x Strategically market vacancy to increase occupancy levels x Maintain the portfolio’s overall quality and an efficient capital structure x Position the Company for a liquidity event or sale ▪ Net leverage remains low at 29% (1) providing room for additional leverage and potential portfolio growth ▪ Successful execution of $50 million loan in Q2 2018 provides the Company with additional capital to fund its acquisition strategy while maintaining a conservative net leverage profile ▪ Continue to focus on lease up of vacancy at 9 Times Square, 1140 Avenue of the Americas and 123 William Street ▪ Pursue selective acquisitions in New York City at what we believe are attractive cap rates NYCR Continues to Execute its Investment Strategy

4 NYCR continues to be bullish on the long - term fundamentals in the New York City real estate market, particularly in the Manhattan office market New York City Market Trends (1) Source: Bureau of Labor Statistics. (2) Source: Cushman & Wakefield Research, Marketbeat Manhattan Office Q1 2018 (3) Source: New York City Department of City Planning Manhattan Overall Net Absorption/Asking Rents (2) NYC population is forecasted to reach 8.8mm people in 2030 Overall Vacancy Rate - Manhattan Office (2) 7.07 7.32 8.01 8.24 8.55 8.82 5.00 5.50 6.00 6.50 7.00 7.50 8.00 8.50 9.00 9.50 1980 1990 2000 2010 2020 2030 Millions NYC employment is currently at a historical high NYC Population at Record High (3) 3,684 3,761 3,812 3,712 3,730 3,818 3,905 3,999 4,130 4,255 4,341 4,414 4,486 0 1,000 2,000 3,000 4,000 5,000 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 NYC Employment Trends (1) Jobs in 000's

# Portfolio Overview

**NYCR's portfolio of $754 million of real estate investments at cost is concentrated in six mixed-use office and retail condominium buildings located in New York City**

- Six properties consisting of 1,085,084 square feet
- 89.8% occupancy as of 6/30/2018
- Weighted average remaining lease term of 6.2 years(1)

**Real Estate Investment Summary**
*($ amounts in thousands)*

| Portfolio | Acquisition Date | Number of Properties | Rentable Square Feet | Occupancy (as of 6/30/18) | Remaining Lease Term (Years) [1] | Debt[4] |
|---|---|---|---|---|---|---|
| **Unencumbered Assets** | | | | | | |
| 421 W 54th Street – Hit Factory[2] | Jun. 2014 | 1 | 12,327 | 0% | 0 | |
| 9 Times Square | Nov. 2014 | 1 | 167,390 | 74.4% | 5.8 | |
| *Unencumbered Sub-total* | | *2* | *179,717* | *69%* | *5.5* | |
| **Encumbered Assets** | | | | | | |
| 400 E 67th Street – Laurel Condominium[3] | Sept. 2014 | 1 | 58,750 | 100% | 7.9 | $44,610 |
| 200 Riverside Boulevard – ICON Garage[3] | Sept. 2014 | 1 | 61,475 | 100% | 19.3 | $5,390 |
| 123 William | Mar. 2015 | 1 | 542,676 | 94.7% | 7.5 | $140,000 |
| 1140 Avenue of the Americas | Jun. 2016 | 1 | 242,466 | 89.1% | 4.0 | $99,000 |
| *Encumbered Sub-total* | | *4* | *905,367* | *94%* | *6.3* | *$289,000* |
| **Current Portfolio** | | **6** | **1,085,084** | **89.8%** | **6.2** | **$289,000** |



[1] Calculated as weighted average (based on annualized straight-line rental income) as of 6/30/2018.
[2] During the second quarter of 2018, the sole tenant at 421 W 54th Street terminated its lease early and vacated the space.
[3] On April 13, 2018, the Company entered into a loan agreement that provides for a $50 million loan (the "Loan") with a fixed interest rate of 4.516% and a maturity date of May 1, 2028. The Loan is secured by mortgages on the Laurel Condominium and ICON Garage assets.
[4] Mortgage notes payable, gross as of 6/30/2018.

5

6 Balance Sheet Summary $ amounts in 000’s (1) Other Assets includes accumulated depreciation partially offset by, among other items, restricted cash in Q2 of $7.2M (2) Based on total mortgage notes payable, gross less cash and cash equivalents divided by total real estate investments at cost as of 6/30/2018. NYCR maintains a conservative balance sheet as net leverage stands at 29% (2) Q2 2018 Q1 2018 Total Real Estate Investments (at Cost) $753,677 $752,909 Cash 70,508 26,935 Other Assets (1) (44,051) (38,126) Total Assets $780,134 $741,718 Mortgage Note Payable, net of deferred financing costs $281,542 $233,570 Other Liabilities 38,228 41,272 Total Liabilities 319,770 274,842 Total Stockholders' Equity 460,364 466,876 Total Liabilities & Equity $780,134 $741,718 Property Outstanding Loan Amount as of 6/30/2018 Fixed / Floating Effective Interest Rate Maturity 123 William Street $140,000 Fixed 4.73% March 2027 1140 Avenue of the Americas 99,000 Fixed 4.17% July 2026 Laurel Condo / ICON Garage 50,000 Fixed 4.58% May 2028 Less: deferred financing costs, net (7,458) Total / Wtd. Average $281,542 4.51%

7 Management Team Katie Kurtz Chief Financial Officer and Treasurer ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Ms. Kurtz began her career at PricewaterhouseCoopers, LLP ▪ Ms. Kurtz is a certified public accountant in New York State Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust (AFRT) ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (REISA) Zachary Pomerantz Senior Vice President of Asset Management ▪ Former Asset Manager for NYRT, a nearly 2.0 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

8 Supplemental Information On February 27 , 2018 , the board of directors unanimously authorized a suspension of distributions . The suspension of distributions the Company pays to holders of common stock is effective as of March 1 , 2018 . ▪ The Board has suspended distributions to enhance the Company’s ability to execute on acquisitions, repositioning and leasing efforts related to the six properties owned by NYCR . The Board believes this change better positions the Company for future growth and a successful future liquidity event . ▪ The Board will continue to evaluate the Company’s performance and expects to assess the Company’s distribution policy no sooner than February 2019 . On April 13 , 2018 , The Company entered into a loan agreement (the “Loan Agreement”) with Société Générale, as lender . The Loan Agreement provides for a $ 50 . 0 million loan (the “Loan”) with a fixed interest rate of 4 . 516 % and a maturity date of May 1 , 2028 . The Loan is secured by mortgages on NYCR’s retail condominiums located at 400 E . 67 th Street, New York, New York and a parking garage condominium unit located at 200 Riverside Boulevard, New York, New York . On June 15 , 2018 , in response to an unsolicited offer to the Company’s stockholders, the Company commenced a tender offer (the “June Offer”) to purchase up to 500 , 000 shares of its common stock for cash at a purchase price equal to $ 12 . 95 per share . The Company made the June Offer in order to deter an unsolicited bidder and other potential future bidders that may try to exploit the illiquidity of the Company’s common stock and acquire it from stockholders at prices substantially below the current Estimated Per - Share NAV . The June Offer expired on July 24 , 2018 and, in accordance with the terms of the June Offer, the Company accepted for purchase 210 , 014 shares for a total cost of approximately $ 2 . 7 million, which was paid in July 2018 .

9 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Item 1 A . Risk Factors” in American Realty Capital New York City REIT, Inc . ’s (the “Company” or “NYCR”) Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”) on March 19 , 2018 . Forward - Looking Statements This presentation may contain forward - looking statements . These forward - looking statements involve substantial risks and uncertainties . Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements the Company makes . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

10 Risk Factors There are risks associated with an investment in our Company . The following is a summary of some of these risks . For a discussion of the risks which should be considered in connection with our Company, see the section entitled “Item 1 A . Risk Factors” in the Company’s Annual Report on Form 10 - K filed with the SEC on March 19 , 2018 . • We have a limited operating history which makes our future performance difficult to predict ; • All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global") ; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results ; • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants ; • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations ; • Effective March 1 , 2018 , we ceased paying distributions . There can be no assurance we will be able to resume paying distributions at our previous level or at all ; • Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area ("MSA"), especially New York City ; • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates ; • We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes ("REIT") ; • Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders ; • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid ; • Our stockholders are limited in their ability to sell their shares pursuant to our share repurchase program (the "SRP") and may have to hold their shares for an indefinite period of time ; • If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives ; • We may be deemed to be an investment company under the Investment Company Act of 1940 , as amended (the "Investment Company Act"), and thus subject to regulation under the Investment Company Act ; and • As of June 30 , 2018 , we owned only six properties and therefore have limited diversification .

11 NewYorkCityREIT.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com